EXECUTIVE SEVERANCE AGREEMENT

     This agreement (this "Agreement") is made as of the __ day of ______, ____, between Southwestern Energy Company, an Arkansas corporation with its principal offices at 1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408 (hereinafter called the "Company"), and _______________ (hereinafter called the "Employee"), residing at ____ ____________, ______________________.

WITNESSETH THAT:

          WHEREAS, should the Company or shareholders of the Company receive any proposal from a third person concerning a possible business combination with the Company or an acquisition of equity securities of the Company, the Board of Directors of the Company (hereinafter called the "Board") believes it imperative that the Company and the Board be able to rely upon the Employee to continue in his position, and that the Company and the Board be able to receive and rely upon his advice, if they request it, as to the best interests of the Company and its shareholders, without concern that he might be distracted or that his advice might be affected by the personal uncertainties and risks created by such a proposal;

          WHEREAS, the Company desires to provide the compensation and benefits provided for herein in order to enable it to attract and retain qualified executives such as the Employee, without a current expense to the Company;

          NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Employee and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company and to induce the Employee to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Employee hereby agree as follows:
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                  1.       Definitions.

                           (i)      "Cause",  when  used in  connection with the
termination of the Employee's employment by the Company, shall mean (a) the willful and continued failure by the Employee substantially to perform his duties and obligations to the Company (other than any such failure resulting from his Disability) which failure continues after the Company has given notice thereof to the Employee or (b) the willful engaging by the Employee in misconduct which is materially injurious to the Company. For purposes of this definition, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

                           (ii)     "Change   in   Control"    shall   mean  the
occurrence of any of the following:

                           (a)      any  "person"  (as  such  term  is  used  in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or

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

indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and Company voting securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding Company common stock and Company voting securities, as the case may be, shall not constitute a Change in Control;

                           (b)      consummation    by   the    Company   of   a
reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Company common stock and Company voting securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Company common stock and Company voting securities, as the case may be;

                           (c)      any  individual  who  is  nominated  by  the
Board for election to the Board on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                           (d)      a "change in  control"  of the  Company of a
 nature  that would be  required  to be  reported  in  response  to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs;

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

                           (e)      (i) a complete  liquidation  or  dissolution
of the Company or (ii) a sale or other disposition of all or substantially all of the assets of both the Exploration and Production and the Utility business segments of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and Company voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and Company voting securities, as the case may be, immediately prior to such sale or disposition;

                           [(f) <F1> the sale or  other  disposition  of  all or
substantially all the assets of the [Utility business segment<F2>/Exploration and Production business segment<F3>] other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and Company voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the

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

outstanding Company common stock and Company voting securities, as the case may be, immediately prior to such sale or disposition]; or

                           (g)      a majority  of the Board  determines  in its
sole and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.

                    Notwithstanding the foregoing, a Change in Control shall not occur with respect to the Employee by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, individuals including such Employee who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (i) 15% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company [or, in the case of an event described in Section 1(ii)(f) relating to a sale of a business segment, the entity acquiring the business segment]<F4> or (ii) 15% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company [or, in the case of an event described in Section 1(ii)(f) relating to a sale of a business segment, the entity acquiring the business segment]<F4> entitled to vote generally in the election of directors.

                    (iii) "Committee" shall mean the Compensation Committee of the Board.

                    (iv) "Compensation" shall mean the sum of the highest annual base salary of the Employee in effect at any time during the year preceding the Termination Date and the maximum

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

cash bonus opportunity available to the Employee under the Company's Incentive Compensation Plan(s) at any time during the year prior to the Termination Date.

                  (v)  "Contract Period"   shall  mean  the  period  defined  in
Section 2 hereof.

                  (vi) "Disability" shall mean a physical or mental incapacity of the Employee which entitles the Employee to compensation and benefits at least equal to two-thirds of his base salary during the period of such incapacity under any long term disability plan applicable to him and maintained by the Company as in effect immediately prior to a Change in Control.

                  (vii) "Good Reason," when used with reference to a termination by the Employee of his employment with the Company, shall mean:

                  (a) the assignment to the Employee of any duties inconsistent with, or the reduction of powers or functions associated with, his positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or any removal of the Employee from, or any failure to reelect the Employee to, any positions or offices the Employee held immediately prior to a Change in Control, except in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability pursuant to the requirements of this Agreement;

                  (b) a reduction by the Company of the Employee's base salary as in effect immediately prior to a Change in Control, except in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability pursuant to the requirements of this Agreement;

                  (c) a change in the Employee's principal work location to a location more than forty (40) miles from the Employee's principal work location immediately prior to a change

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

         in control, except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations immediately prior to a Change in Control;

                  (d) (1) the  failure by the  Company to continue in effect any employee benefit plan, program or arrangement (including without limitation, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 and any
         incentive or equity-based plans) in which the Employee was participating immediately prior to a Change in Control (or substitute plans, programs or arrangements providing the Employee with substantially similar compensation and benefits), (2) the taking of any action, or the failure to take any action, by the Company which could
         (A) adversely affect the Employee's participation in, or materially reduce the Employee's benefits under, any of such plans, programs or arrangements, (B) materially adversely affect the basis for computing benefits under any of such plans, programs or arrangements or (C) deprive the Employee of any material fringe benefit enjoyed by the Employee immediately prior to a Change in Control or (3) the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee was entitled immediately prior to a Change in Control in accordance with the Company's vacation policy applicable to the Employee then in effect, except in each case, in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability pursuant to the requirements of this Agreement;

                  (e) the failure by the Company to pay the Employee any portion
         of  the  Employee's  current  compensation,   or  any  portion  of  the
         Employee's   compensation   deferred

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

         under any plan, agreement or arrangement of or with the Company, within seven (7) days of the date such compensation is due;

                  (f) a material increase in the required working hours of the Employee from that required prior to a Change in Control;

                  (g) the failure by the Company to obtain an assumption of the obligations of the Company under this Agreement by any successor to the Company pursuant to Section 8(i) hereof; or

                  (h) any termination of the Employee's employment by the Company during the Contract Period which is not effected pursuant to the requirements of this Agreement.

                  (viii) "Termination Date" shall mean the effective date as provided hereunder of the termination of the Employee's employment.

                  2. Application of Agreement. This Agreement shall apply only to a termination of employment of the Employee during a period (the "Contract Period") commencing on the date immediately preceding the date of a Change in Control and terminating on the third anniversary of the date of the Change in Control; provided, however, that such Change in Control occurs during the period commencing as of the date hereof and terminating on the first anniversary of the date hereof or as further extended pursuant to the following sentence. On the first anniversary of the date hereof, and on each anniversary of the date hereof thereafter, the period during which this Agreement shall apply shall automatically be extended for one additional year, unless at least six months before such anniversary the Company notifies the Employee that it elects not to extend such period. If the Company elects not to extend such period, then such period shall end two years after the next anniversary of the date hereof that follows the date of such notice. Notwithstanding anything in this

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

Agreement to the contrary, if, within six months prior to the date on which a Change in Control occurs, the Employee's employment with the Company is terminated by the Company other than by reason of the Employee's death, Disability or circumstances that would constitute Cause or the terms and conditions of the Employee's employment are adversely changed in a manner which would constitute grounds for a termination of employment by the Employee for Good Reason, and it is reasonably demonstrated that such termination of employment or adverse change (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control of (ii) otherwise arose in connection with or in anticipation of the Change in Control, then for all purposes of this Agreement such termination of employment shall be deemed to have occurred during the Contract Period and shall be considered either termination of the Employee's employment without Cause by the Company or termination of the Employee's employment by the Employee for Good Reason, as the case may be. Any reference herein to the Employee's employment or termination of employment by or with the Company shall include the Employee's employment or termination of employment by or with any subsidiary or affiliated company of the Company.
                  3. Termination of Employment of the Employee By the Company During the Contract Period.

                  (i) During the Contract Period, the Company shall have the right to terminate the Employee's employment hereunder for Cause, for Disability or without Cause by following the procedures hereinafter specified.

                  (ii) Termination of the Employee's employment for Disability shall become effective thirty (30) days after a notice of intent to terminate the Employee's employment, specifying Disability as the basis for such termination, is given to the Employee by the Committee.

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

                  (iii) The Employee may not be terminated for Cause unless and until a notice of intent to terminate the Employee's employment for Cause, specifying the particulars of the conduct of the Employee forming the basis for such termination, is given to the Employee by the Committee and, subsequently, a majority of the Board finds, after reasonable notice to the Employee (but in no event less than fifteen (15) days' prior notice) and an opportunity for the Employee and his counsel to be heard by the Board, that termination of the Employee's employment for Cause is justified. Termination of the Employee's employment for Cause shall become effective after such finding has been made by the Board and five (5) business days after the Board gives to the Employee notice thereof, specifying in detail the particulars of the conduct of the Employee found by the Board to justify such termination for Cause.

                  (iv) The Company shall have the absolute right to terminate the Employee's employment without Cause at any time during the Contract Period by vote of a majority of the Board. Termination of the Employee's employment without Cause shall be effective five (5) business days after the Board gives to the Employee notice thereof, specifying that such termination is without Cause.

                  (v) Upon a termination of the Employee's employment for Cause during the Contract Period, the Employee shall have no right to receive any compensation or benefits hereunder (other than those compensation and benefits provided in Paragraph (i) (a) of Section 5 hereof). Upon a termination of the Employee's employment without Cause or for Disability during the Contract Period, the Employee shall be entitled to receive the compensation and benefits provided in Section 5 hereof. Except as provided in Section 2, this Agreement shall not apply to, and the Employee shall have no right to receive any compensation or benefits hereunder in connection with any termination of the Employee's employment by the Company other than during the Contract Period.

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

                  4. Termination of Employment By the Employee During the Contract Period. During the Contract Period, the Employee shall be entitled to terminate his employment with the Company, and shall be entitled to the compensation and benefits hereunder as follows:

                  (i) If the Employee terminates his employment with the Company during the twelve-month period beginning immediately preceding the date of a Change in Control other than for Good Reason, the Employee shall have no right to receive any compensation or benefits hereunder (other than those provided in Paragraph (i) (a) of Section 5 hereof).

                  (ii) If the Employee shall terminate his employment with the Company at any time during the Contract Period for Good Reason, the Employee shall be entitled to receive the benefits provided in Section 5 hereof.

                  (iii) The Employee shall give the Company notice of voluntary termination of employment pursuant to this Section 4, which notice need specify only the Employee's desire to terminate his employment and, if such termination is for Good Reason, set forth in reasonable detail the facts and circumstances claimed by the Employee to constitute Good Reason. Termination of the Employee's employment by the Employee pursuant to this Section 4 shall be effective five
(5) business days after the Employee gives notice thereof to the Company. Except as provided in Section 2, this Agreement shall not apply to, and the Employee shall have no right to receive, any compensation or benefits hereunder in connection with any termination of the Employee's employment by the Employee other than during the Contract Period. This Agreement shall not apply to, and the Employee shall have no right to receive, any compensation or benefits hereunder in connection with a termination of the Employee's employment on account of the Employee's death, whether or not during the Contract Period.

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                  5.  Compensation  and  Benefits  Upon  Termination  in Certain
Circumstances. (i) Upon the termination of the employment of the Employee by the Company pursuant to Section 3(iv) (termination without Cause) hereto or by the Employee as described in Section 4(ii) hereof, the Employee shall be entitled to receive the compensation and benefits in Subparagraphs (a) and (b) of this Paragraph (i). Upon the termination of the employment of the Employee by the Company pursuant to Section 3(ii) (termination by reason of Disability) or
Section 3(iii) (termination for Cause) or by the Employee pursuant to Section 4(i), the Employee shall be entitled to the compensation and benefits in Subparagraph (a) of this Paragraph (i).

                  (a) The Company shall pay to the Employee, not later than the Termination Date, a lump sum cash amount equal to the sum of (I) the full base salary earned by the Employee through the Termination Date and unpaid at the Termination Date, calculated at the highest rate of base salary in effect at any time during the twelve months immediately preceding the Termination Date, (II) the amount of any base salary attributable to vacation earned by the Employee but not taken before the Termination Date, (III) any annualized bonus accrued to the Employee through the Termination Date and unpaid at the Termination Date, plus (IV) all other amounts earned by the Employee and unpaid at the Termination Date.

                  (b) The Company shall pay to the Employee, not later than the Termination Date, a lump sum cash amount equal to the product of the Employee's Compensation times [2.99/2.00]<F5>.

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

                  (ii) If the Employee's employment is terminated by the Company pursuant to Section 3(ii) (termination by reason of Disability) or 3(iv) (termination without Cause) hereof, or by the Employee pursuant to Section 4(ii) hereof, the Employee shall be entitled to receive the following compensation and benefits:

                  (a) The  Company  shall  maintain in full force and effect for the Employee's continued benefit all life, medical, dental, prescription drug and long- and short-term disability plans, programs or arrangements, whether group or individual, in which the Employee was entitled to participate at any time during the twelve 12 month-period prior to the Termination Date, until the earliest to occur of (I) three years after the Termination Date; (II) the Employee's death (provided that compensation and benefits payable to his beneficiaries shall not terminate upon his death); or (III) with respect to any particular plan, program or arrangement, the date he is afforded a comparable benefit at a comparable cost to the Employee by a subsequent employer. In the event that the Employee's participation in any such plan, program or arrangement of the Company is prohibited the Company shall arrange to provide the Employee with compensation and benefits substantially similar to those which the Employee is entitled to receive under such plan, program or arrangement for such period.

                  (b) The Company shall pay to the Employee all legal fees and expenses (including legal fees and expenses incurred in connection with an arbitration proceeding engaged in pursuant to Section 10 hereof) incurred by the Employee as a result of such termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided to the Employee by this Agreement or under any other plan, program or

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

         arrangement of the Company or agreement with the Company), as and when such fees and expenses become due.

                  (iii) The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Section 5 by seeking other employment or otherwise.

                  (iv) The amount of any payment or benefit provided for in this
Section 5 shall not be reduced by any compensation, benefits or other amounts paid to or earned by the Employee as the result of employment with another employer after the Termination Date or otherwise, except as specifically provided in Section 5(ii)(a)(III).

                  (v) In the event that any payment hereunder, together with any other payment or the value of any benefit received in connection with a Change in Control or the termination or the Employee's employment pursuant to this Agreement or any plan, agreement or other arrangement between the Company and the Employee (or any member of Company's affiliated group ("Affiliated Group") as such term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to Section 1504(b) thereof) ("Change in Control Payments") would result in the imposition of an excise tax ("Excise Tax") under Section 4999 of the Code, the payment hereunder may, at the election of the Employee, be reduced by the amount necessary to prevent the imposition of such excise tax (the "Payment Reduction").

                  (a) All determinations required to be made under this Paragraph (v), including whether a Payment Reduction is required to avoid the taxes described in the preceding paragraph, the amount of any such Payment Reduction, and the assumptions to be used in determining such conclusions, shall be made by the Company's certified public accountants (the "Accountants") which shall provide detailed supporting calculations both to the Company and the Employee within fifteen days of the Termination Date, if applicable. All

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

         fees and expenses of the Accountants shall be borne solely by the Company. Within five (5) days after receipt of such supporting detail, the Employee may, by filing a written notice with the Company, elect a Payment Reduction. The Payment Reduction, if any, shall then be made by the Company within five days of the receipt of the Employee's election. If the Accountants determine that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written representation that failure to report the Excise Tax on Employee's applicable U.S. Federal income tax return for the applicable year would not result in the imposition of a negligence or similar penalty. Any determination by the Accountants shall be binding on both the Employee and the Company.

                  (b) If it is determined that the Payment Reductions which were not made by the Company should have been made ("Overpayment"), or, if such Payment Reductions which were made should not have been made
         ("Underpayment"), (I) the Company shall, in the case of any such Underpayment, make a further payment to Employee, within thirty days notice of such Underpayment, in the amount of such Underpayment, including interest accrued with respect thereto, provided however, such further payment shall not include any such amounts (including such interest) that would result, either alone, or in combination with any Change in Control Payment in any Excise Tax after giving effect to such payment by the Company to the Employee on account of such Underpayment, or (II) in the case of an Overpayment, then Employee shall pay an amount equal to such Overpayment, including any interest accrued with respect thereto, such that the net effect, after such payment of such Overpayment (including interest) from Employee to the Company would be that no Excise Tax would be imposed on the Employee. For purposes of this Paragraph (v), the Accountants shall determine the amount of such Overpayment or Underpayment.

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

                  (vi) In the event that any payment hereunder, together with any other payment or the value of any benefit received in connection with a Change in Control or the termination or the Employee's employment pursuant to this Agreement or any plan, agreement or other arrangement between the Company and the Employee (or any member of the Affiliated Group) would result in the imposition of an excise tax ("Excise Tax") under Section 4999 of the Code, and the Employee does not elect a Payment Reduction, as described in Paragraph 5(v) above, the Company shall pay to the Employee an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including interest and penalties imposed with respect to such taxes), including without limitation, any income taxes, employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up payment equal to the Excise Tax imposed upon the payments made.

                  (a) Subject to the provisions of Paragraph (vi)(c) hereof, all determinations required to be made under this Paragraph (vi), including whether a Gross-Up Payment is required, the amount of any such Gross-Up Payment, and the assumptions to be used in determining such conclusions, shall be made by the Company's Accountants which shall provide detailed supporting calculations both to the Company and the Employee within fifteen days of the Termination Date. All fees and expenses of the Accountants shall be borne solely by the Company. The Gross-Up Payment, if any, shall be made by the Company within five days of the receipt of the Accountants' determination. If the Accountants determine that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written representation that failure to report the Excise Tax on Employee's applicable U.S. Federal income tax return for the applicable year would not result in the imposition of a negligence or similar penalty.

                  (b) If it is determined that a Gross-Up Payment which was not made by the Company should have been made ("Gross-Up Underpayment"), or, if such Gross-Up Payments which were made should not have been made ("Gross-Up Overpayment"), Employee shall, in the case of any such Gross-Up Overpayment, refund such Gross-Up Overpayment (together with any interest paid or credited thereon after taxes applicable thereto) promptly to the Company, or in the case of an Gross-Up Underpayment, in the event that the Company exhausts its remedies under Paragraph
         (vi)(c) hereof, and the Employee is required thereafter to make a payment of any Excise Tax, any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. For purposes of this Paragraph (vi), the Accountants shall determine the amount of such Overpayment or Underpayment.

                  (c) Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment of an Excise Tax. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay any such claim prior to the expiration of a thirty day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall (I) give the Company any information reasonably requested by the Company relating to such claim, (II) take such action in connection with contesting such claim as the Company shall reasonably request, in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, and acceptable to the Employee (which such acceptance shall not be unreasonably withheld), (III) cooperate with the Company in good faith in order to effectively contest such claim, and (IV) permit the Company to participate in any proceedings relating to such claim, provided however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Employee, on an after-tax basis, for any income taxes, employment taxes and Excise Tax imposed, including interest and penalties imposed with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Paragraph (vi)(c), the Company shall control all proceedings taken in connection with such contest, and may, at its sole option, pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund, or contest the claim in a permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, any court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis from any income taxes, employment taxes and Excise Tax imposed, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed is due is limited solely by such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph (vi)(c), the Employee receives a refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Paragraph
         (vi)(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph (vi)(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  6. Payment Obligations Absolute. The Company's obligation to pay the Employee the amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else and, including without limitation, any defense or claim based on a breach by the Employee of the covenants contained herein. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to amend, terminate, cancel or rescind this Agreement in whole or in part. Subject to the right of the Company to seek arbitration under Section 10 hereof and recover any payment made hereunder, each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Employee or from whomsoever may be entitled thereto, for any reason whatsoever.

                  7.       Covenant Not to Solicit.

                  (i) In the event the Employee's employment is terminated by the Company pursuant to Section 3(iv) hereof (termination without Cause) or by the Employee pursuant to Section 4 hereof, the Employee agrees during the three-year period following the Termination Date not to:

                  (a) offer employment to any officer or employee of the Company or any subsidiary or affiliated company of the Company or attempt to induce any such officer or employee to leave the employ of the Company or any subsidiary or affiliated company of the Company; or

                  (b) attempt to persuade or induce, or persuade or induce, any officer, director, agent, customer, client or supplier of the Company or any subsidiary or affiliated company of the Company to discontinue his or her relationship with the Company or any subsidiary or affiliated company of the Company.

                  (ii) In the event of any breach of the foregoing covenant, the Employee acknowledges that the Company's remedy at law is inadequate and that the Company shall be entitled to seek injunctive relief.

                  8.       Successors; Binding Agreement.

                  (i) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business and/or assets of the Company. Additionally, the Company shall require any such successor expressly to agree to assume and to assume all of the obligations of the Company under this Agreement upon or prior to such succession taking place. A copy of such assumption and agreement shall be delivered to the Employee promptly after its execution by the successor. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall constitute "Good Reason." As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and or assets as aforesaid, whether or not such successor executes and delivers the agreement provided for in this Section 8(i).

                  (ii) This Agreement is personal to the Employee and the Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person, except that this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, distributees, devises, legatees or beneficiaries. No payment pursuant to any will or the laws of descent and distribution shall be made hereunder unless the Company shall have been furnished with a copy of such will and/or such other evidence as the Board may deem necessary to establish the validity of the payment.

                  9. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Employee and such director or officer as may be specifically designated by the Board. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

                  10.      Arbitration of Disputes.

                  (i) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation or validity hereof shall be settled exclusively and finally by arbitration except that in the event of the Employee's breach of the covenant contained in Section 7 hereof, the Company shall be entitled to seek injunctive relief pursuant to Section 7(ii) hereof. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to the interpretation of this Agreement, may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy otherwise would be considered justiciable or ripe for resolution by a court or arbitral tribunal.

                  (ii) The arbitration shall be conducted in accordance with the
Commercial   Arbitration  Rules  (the  "Arbitration   Rules")  of  the  American
Arbitration Association (the "AAA").

                  (iii) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who (a) maintains his principal place of business within 30 miles of the City of
Fayetteville, Arkansas, and (b) has had substantial experience (whether practical or academic) in mergers and acquisitions or, if no such person is available, in employee compensation and benefits. The Company shall pay all of the fees, if any, and expenses of such arbitrator.

                  (iv) The arbitration shall be conducted within 30 miles of the City of Fayetteville, Arkansas or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

                  (v) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

                  (vi) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive, to the extent permitted by law, any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.

                  (vii) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

                  11. Notice. All notices, requests, demands and other communications required or permitted to be given by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment and any notice under the Arbitration Rules of an intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

                  If to the Company, to:
                  Southwestern Energy Company

                  1083 Sain Street
                  P.O. Box 1408
                  Fayetteville, Arkansas 72702-1408
                  Attention:  Board of Directors and Secretary

                  If to the Employee, to:
                  _________________
                  _________________
                  _________________

Either party hereto may change its address for purposes of this Section 11 by giving fifteen (15) days' prior notice to the other party hereto.

                  12. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  13. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

                  14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

                  15. Governing Law. This Agreement has been executed and delivered in the State of Arkansas and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Arkansas.

                  16. Payroll and Withholding Taxes. The Company may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation, provided however, that the Company's determinations respecting matters described in Paragraph 5(v) shall be based upon and shall be consistent with the determinations by the Accountants.

                  17. Entire Agreement. Except as explicitly provided for herein, this Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof, including the agreement dated, ______, between the Company and the Employee, and constitutes the entire agreement of the parties relating to the subject matter hereof; provided, that, this Agreement shall not supersede or limit or in any way affect the amount of compensation or benefits to which the Employee would be entitled under any other agreement, plan, program or arrangement with the Company including any such agreement, plan, program or arrangement providing for compensation and benefits in the nature of severance pay.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          Southwestern Energy Company

                                          By: ___________________________

                                          Chairman of the Compensation Committee
                                          Southwestern Energy Company



                                          By:___________________________

                                          Chairman of the Board of
                                          Southwestern Energy Company



                                          _______________________________
                                          Employee

--------
<F1>     Subsection  (f)  applies  to Messrs.  Harold Korell,  Greg Kerley, Alan
         Stevens, Richard Lane and Charles Stevens.

<F2>     Applies to Mr. Charles Stevens

<F3>     Applies to Messrs. Harold Korell, Greg Kerley, Alan Stevens and Richard
         Lane.

<F4>     Applies to Messrs.  Harold Korell, Greg Kerley,  Alan Stevens,  Richard
         Lane and Charles Stevens.

<F5>     2.99  for   Messrs.  Harold  Korell,  Greg  Kerley,  Alan  Stevens  and
         Ms. Debbie Branch; 2.0 for Richard Lane and Charlie Stevens